UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 14, 2019

BELMOND LTD.

(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission File Number)	(IRS Employer Identification Number)

22 Victoria Street

Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

(441) 295-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On February 14, 2019, Belmond Ltd. (the “Company”) held a special general meeting of shareholders (the “Special General Meeting”) at which holders of Class A common shares, par value $0.01 per share, of the Company and holders of Class B common shares, par value $0.01 per share, of the Company, voting together as a single class, approved the proposal to approve the Agreement and Plan of Merger, dated as of December 13, 2018 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, LVMH Moët Hennessy - Louis Vuitton SE, Palladio Overseas Holding Limited, and Fenice Ltd. (“Merger Sub”), including the statutory merger agreement attached thereto, and the merger of Merger Sub with and into the Company contemplated thereby (the “Merger Proposal”). The voting results were as follows:

The Merger Proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,467,430	235	11,403	N/A

The proposal to adjourn the Special General Meeting was not necessary or appropriate because there were sufficient votes to approve the Merger Proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELMOND LTD.

	By:	/s/ Richard M. Levine
		Name:	Richard M. Levine
		Title:	Executive Vice President, Chief Legal Officer & Secretary

Date: February 14, 2019